UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 2, 2005
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Rule or Standard; Transfer of Listing
Warwick Valley Telephone Company (the “Company”), whose Common Shares were previously subject to delisting from The Nasdaq National Market because of the Company’s late filing of its Annual Report on Form 10-K for year ended December 31, 2004, and its Quarterly Reports on Form 10-Q for the first and second quarters of 2005, has been notified by the Nasdaq Listing Qualifications Panel that the Company has made all requisite filings and is again in compliance with all Nasdaq Marketplace Rules. As a result of this, the Company’s Common Shares are no longer subject to delisting, and will resume trading on The Nasdaq National Market under the symbol “WWVY” at the opening of trading on November 3, 2005.
Item 8.01. Other Events
On November 2, 2005, the Company issued a press release with respect to being notified by the Nasdaq National Market that the Company has made all requisite filings and is again in compliance with all Nasdaq Marketplace Rules.
A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
99.1. Press release entitled “Warwick Valley Telephone Receives Compliance Achieved Notification from Nasdaq,” dated November 2, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: November 2, 2005	By:	/s/ Herbert Gareiss, Jr.

	Name: Title:	Herbert Gareiss, Jr. President

Exhibit Index

Exhibit No.	Description

99.1	Press release entitled “Warwick Valley Telephone Receives Compliance Achieved Notification from Nasdaq,” dated November 2, 2005.